UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On November 14, 2022, Rigetti Computing, Inc. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the appointment of Rick Danis as the Company’s Interim President and Chief Executive Officer. Compensation arrangements and terms of service for Mr. Danis with respect to such role had not been determined as of the filing of the Original Form 8-K. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original Form 8-K to provide a brief description of the letter agreement entered into with Mr. Danis on December 1, 2022, in connection with his appointment as Interim President and Chief Executive Officer. Except as expressly set forth herein, this Current Report on Form 8-K/A does not amend, modify or update the disclosures contained in the Original Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, on November 12, 2022 (the “Interim CEO Start Date”), the Company’s board of directors (the “Board”) appointed Rick Danis, the Company’s General Counsel and Corporate Secretary, as Interim President and Chief Executive Officer of the Company, effective as of such date and until a successor Chief Executive Officer has been appointed (the “Interim CEO Period”).

On December 1, 2022, the Company entered into a letter agreement (the “Interim CEO Letter”) with Mr. Danis, governing the terms of his service as the Company’s Interim President and Chief Executive Officer during the Interim CEO Period. During the Interim CEO Period, Mr. Danis’ base salary is increased to $83,333 per month. Mr. Danis is also eligible to receive a one-time bonus in the amount of $67,109.47, provided that, all of the stock options held by Mr. Danis as of the date of the Interim CEO Letter are exercised prior to the three-month anniversary of the date of the Interim CEO Letter.

Under the Interim CEO Letter, subject to the approval of the Board or an authorized committee thereof, Mr. Danis is eligible to receive the following restricted stock unit (“RSU”) awards: (i) a RSU award having a grant date fair value equal to $150,000 following the entry of the Interim CEO Letter (the “Initial RSU Award”); (ii) a RSU award having a grant date fair value equal to $250,000 following the end of the Interim CEO Period (the “End of Term RSU Award”); and (iii) a RSU award having a grant date fair value equal to $50,000 on each monthly anniversary of the Interim CEO Start Date starting with March 12, 2023 (each, an “Additional RSU Award”). Each of such RSU awards will be governed by the Company’s 2022 Equity Incentive Plan and a RSU award agreement adopted thereunder. Subject to Mr. Danis’ continued service with the Company through each applicable vesting date, the Initial RSU Award will vest in three equal monthly installments following the vesting commencement date; the End of Term RSU Award will vest in twelve equal monthly installments following the vesting commencement date; and each Additional RSU Award will fully vest at the end of the month following the applicable vesting commencement date. In the event of a change in control of the Company, the vesting of such RSU awards will be accelerated in full immediately prior to the consummation of such change in control, subject to Mr. Danis’ continued service with the Company through such date.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions and agreements contained in the Interim CEO Letter and is subject to and qualified in its entirety by reference to the complete text of the Interim CEO Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Interim President and Chief Executive Officer Letter Agreement for Rick Danis, dated as of December 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2022

RIGETTI COMPUTING, INC.

By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer